Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for FIRST quarter 2017

ENGLEWOOD, COLO. (May 3, 2017) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter ended March 31, 2017.

Key Highlights:

•	First quarter 2017 financial results:
•	Total revenues were $192.5 million.
•	GAAP operating income was $27.0 million, or 14.0% of total revenues and non-GAAP operating income was $34.6 million, or 18.0% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.62. Non-GAAP EPS was $0.62.
•	Cash flows from operations were $30.0 million.
•	CSG declared its quarterly cash dividend of $0.1975 per share of common stock, or a total of approximately $7 million, to shareholders.

“We are off to a good start to the year,” said Bret Griess, chief executive officer and president for CSG International.  “We are executing well against our plan, which includes driving top-line revenue growth, expanding our footprint around the world and within our existing clients’ operations, and investing in our people, our products and our clients.  We’ve grown our top-line revenues three percent over last year’s first quarter.  We’ve doubled the revenues generated from our global managed services offering year-over-year.  We’ve added new clients like iFlix, TalkTalk and DISH AirTV to our Ascendon next generation, digital services platform.  And, early in April, we converted another 975,000 Comcast customers onto our platform, bringing the total Comcast residential customers converted onto our solutions since mid-2014 to approximately 8 million.  I’m pleased with our ability to execute in a challenging and competitive business environment.”

CSG Systems International, Inc.

May 3, 2017

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2017	2016	Changed
Revenues	$192,470	$186,226	3%
GAAP Results:
Operating Income	$27,013	$41,291	(35%)
Operating Margin	14.0%	22.2%	—
EPS	$0.62	$0.64	(3%)
Non-GAAP Results:
Operating Income	$34,645	$44,272	(22%)
Operating Margin	18.0%	23.8%	—
EPS	$0.62	$0.77	(19%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2017 were $192.5 million, a 3% increase when compared to revenues of $186.2 million for the first quarter of 2016, and a 1% decrease when compared to revenues of $195.2 million for the fourth quarter of 2016. The year-over-year increase in revenues is attributed to the growth of CSG’s cloud and related solutions revenues, resulting primarily from higher revenues from our recurring managed services arrangements and the conversion of customer accounts onto ACP over the past year, reduced by lower software and services revenues generated during the quarter.  The sequential quarterly decrease can be attributed to the attributed to the seasonally higher level of software and services revenues CSG typically experiences in the fourth quarter, offset to a certain degree by the continued growth in CSG’s cloud and related solutions revenues.

GAAP Results: GAAP operating income for the first quarter of 2017 was $27.0 million, or 14.0% of total revenues, compared to $41.3 million, or 22.2% of total revenues, for the first quarter of 2016, and $25.4 million, or 13.0% of total revenues, for the fourth quarter of 2016.  GAAP EPS for the first quarter of 2017 was $0.62, as compared to $0.64 for the first quarter of 2016, and $0.38 for the fourth quarter of 2016.  The year-over-year decreases in both GAAP operating margin and GAAP EPS is primarily due to lower operating results, driven mainly by the increase in planned investments aimed at generating future long-term growth in our business.  Partially off-setting the decrease in the first quarter 2017 GAAP EPS is a lower effective income tax rate of 9% for the current quarter, compared to 35% for the first quarter 2016. The GAAP EPS benefit related to this lower income tax rate for the current quarter is approximately $0.18.

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The lower first quarter 2017 income tax rate of 9% is primarily the result of an approximate $5 million net income tax benefit resulting from Comcast’s exercise of 1.4 million vested stock warrants in January 2017.  CSG net share settled Comcast’s exercise by issuing approximately 649,000 of its common shares from treasury stock, which had a market value of approximately $32 million. The stock warrants, issued and earned as an incentive for Comcast to convert new customer accounts on to our ACP cloud solution, have appreciated in value since their vesting resulting in the income tax benefit to CSG when exercised.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2017 was $34.6 million, or 18.0% of total revenues, compared to $44.3 million, or 23.8% of total revenues, for the first quarter of 2016, and $33.8 million, or 17.3% of total revenues for the fourth quarter of 2016. Non-GAAP EPS for the first quarter of 2017 was $0.62, compared to $0.77 for the first quarter of 2016, and $0.57 for the fourth quarter of 2016. The year-over-year decreases in both non-GAAP operating margin and non-GAAP EPS is primary due to lower operating results, driven mainly by the increase in planned investments aimed at generating future long-term growth in our business.  Partially off-setting the decrease in the first quarter 2017 non-GAAP EPS is a lower effective income tax rate of 34% for the current quarter, compared to 37% for the first quarter 2016. The non-GAAP EPS benefit related to this lower income tax rate for the current quarter is approximately $0.03.

The difference between the 9% GAAP and 34% non-GAAP effective income tax rates for the first quarter of 2017 relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017, as discussed above.  The net income tax benefit from this item is spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit is recorded as a discrete item in the first quarter 2017 GAAP effective income tax rate, as required by GAAP.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at March 31, 2017 were $237.9 million, compared to $276.5 million at December 31, 2016.  The quarterly decrease can be mainly attributed to the final settlement of our 2010 Convertible Notes during the quarter.   We settled our final obligation for these convertible notes as follows: (i) we paid cash of approximately $35 million for the remaining par value of the notes; and (ii) delivered approximately 694,000 of our common shares to settle the approximately $29 million value of the conversion obligation in excess of the par value. CSG generated cash flows from operations for the first quarters ended March 31, 2017 and 2016 of $30.0 million and $10.7 million, respectively, and had non-GAAP free cash flow of $20.4 million and $5.4 million, respectively.

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May 3, 2017

2017 Financial Guidance

CSG is adjusting its financial guidance for the full year 2017 as follows:

	As of May 3, 2017	Previous
Revenues	$765 - $785 million	$760 - $785 million
GAAP EPS	$1.93 - $2.09	$1.85 - $2.03
Non-GAAP EPS	$2.45 - $2.59	$2.33 - $2.49
GAAP Net Income	$64 - $69 million	$61 - $67 million
Non-GAAP Adjusted EBITDA	$171 - $179 million	$170 - $179 million
Cash Flows From Operating Activities	$105 - $125 million	$100 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 3, 2017, at 5:00 p.m. Eastern Time, to discuss CSG’s first quarter results for 2017. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-877-741-4244 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 30 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telefonica, Telstra, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

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•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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May 3, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$107,422	$126,351
Short-term investments	130,450	150,147
Total cash, cash equivalents and short-term investments	237,872	276,498
Trade accounts receivable:
Billed, net of allowance of $2,824 and $3,080	195,311	208,930
Unbilled	40,191	30,828
Income taxes receivable	17,874	11,931
Other current assets	29,270	31,751
Total current assets	520,518	559,938
Non-current assets:
Property and equipment, net of depreciation of $126,230 and $122,866	36,418	33,116
Software, net of amortization of $101,689 and $99,316	29,451	30,427
Goodwill	202,750	201,094
Client contracts, net of amortization of $89,935 and $96,723	38,566	40,675
Deferred income taxes	12,328	14,218
Other assets	12,371	12,411
Total non-current assets	331,884	331,941
Total assets	$852,402	$891,879
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of zero and $296	$16,875	$49,426
Client deposits	33,006	33,916
Trade accounts payable	31,803	35,118
Accrued employee compensation	48,716	65,341
Deferred revenue	50,435	45,064
Income taxes payable	547	822
Other current liabilities	18,897	22,342
Total current liabilities	200,279	252,029
Non-current liabilities:
Long-term debt, net of unamortized discounts of $21,834 and $23,007	322,541	326,993
Deferred revenue	7,595	6,694
Income taxes payable	2,405	2,245
Deferred income taxes	3,643	99
Other non-current liabilities	12,208	12,618
Total non-current liabilities	348,392	348,649
Total liabilities	548,671	600,678
Current portion of long-term debt conversion obligation	-	39,841
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,825 and 32,261 shares outstanding	689	672
Common stock warrants; zero and 1,426 warrants vested; 1,425 and 2,851 issued	-	16,007
Additional paid-in capital	415,450	391,209
Treasury stock, at cost; 33,702 and 34,919 shares	(799,605)	(826,002)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(115)	(159)
Cumulative foreign currency translation adjustments	(40,874)	(45,213)
Accumulated earnings	728,186	714,846
Total stockholders' equity	303,731	251,360
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$852,402	$891,879

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May 3, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2017	March 31, 2016
Revenues:
Cloud and related solutions	$158,777	$149,814
Software and services	15,058	19,178
Maintenance	18,635	17,234
Total revenues	192,470	186,226
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	76,052	66,233
Software and services	11,274	13,366
Maintenance	10,382	9,884
Total cost of revenues	97,708	89,483
Other operating expenses:
Research and development	26,840	23,626
Selling, general and administrative	37,346	34,051
Depreciation	3,315	3,516
Restructuring and reorganization charges	248	(5,741)
Total operating expenses	165,457	144,935
Operating income	27,013	41,291
Other income (expense):
Interest expense	(4,306)	(3,005)
Amortization of original issue discount	(888)	(1,658)
Interest and investment income, net	806	468
Loss on repurchase of convertible notes	-	(3,211)
Other, net	(275)	(791)
Total other	(4,663)	(8,197)
Income before income taxes	22,350	33,094
Income tax provision	(2,113)	(11,590)
Net income	$20,237	$21,504

Weighted-average shares outstanding:
Basic	32,016	30,762
Diluted	32,594	33,672

Earnings per common share:
Basic	$0.63	$0.70
Diluted	0.62	0.64

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net income	$20,237	$21,504
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	3,315	3,516
Amortization	7,471	6,415
Amortization of original issue discount	888	1,658
(Gain) loss on short-term investments and other	(57)	11
Loss on repurchase of convertible notes	-	3,211
Gain on disposition of business operations	-	(6,614)
Deferred income taxes	5,971	3,923
Excess tax benefit of stock-based compensation awards	-	(3,375)
Stock-based compensation	5,670	6,506
Subtotal	43,495	36,755
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	5,650	35
Other current and non-current assets	2,793	1,597
Income taxes payable/receivable	(5,692)	992
Trade accounts payable and accrued liabilities	(21,943)	(32,490)
Deferred revenue	5,661	3,785
Net cash provided by operating activities	29,964	10,674

Cash flows from investing activities:
Purchases of property and equipment	(9,557)	(5,262)
Purchases of short-term investments	(17,983)	(14,100)
Proceeds from sale/maturity of short-term investments	37,782	30,067
Acquisition of and investments in client contracts	(4,363)	(1,520)
Proceeds from the disposition of business operations	-	8,850
Net cash provided by investing activities	5,879	18,035

Cash flows from financing activities:
Proceeds from issuance of common stock	385	356
Payment of cash dividends	(7,033)	(6,529)
Repurchase of common stock	(11,224)	(18,990)
Proceeds from long-term debt	-	230,000
Payments on long-term debt	(3,750)	(1,875)
Repurchase of convertible notes	-	(72,619)
Settlement of convertible notes	(34,771)	-
Payments of deferred financing costs	-	(6,655)
Excess tax benefit of stock-based compensation awards	-	3,375
Net cash provided by (used in) financing activities	(56,393)	127,063
Effect of exchange rate fluctuations on cash	1,621	1,330

Net increase (decrease) in cash and cash equivalents	(18,929)	157,102

Cash and cash equivalents, beginning of period	126,351	132,631
Cash and cash equivalents, end of period	$107,422	$289,733

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$6,539	$3,339
Income taxes	1,835	6,680

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Americas	86%	85%	87%
Europe, Middle East and Africa	9%	10%	8%
Asia Pacific	5%	5%	5%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Comcast	27%	26%	25%
Charter/Time Warner (for all periods presented)	21%	20%	21%
DISH	12%	12%	14%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based

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on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	March 31, 2017		March 31, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$27,013	14.0%	$41,291	22.2%
Restructuring and reorganization charges (1)	248	0.1%	(5,741)	(3.1%)
Stock-based compensation (1)	5,670	3.0%	6,527	3.5%
Amortization of acquired intangible assets	1,714	0.9%	2,195	1.2%
Non-GAAP operating income	$34,645	18.0%	$44,272	23.8%
(1)

Stock-based compensation included in the table above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of the gain on disposition of business operations for the first quarter of 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2017		March 31, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$20,237	$0.62	$21,504	$0.64
GAAP income tax provision (2)	2,113		11,590
GAAP income before income taxes	22,350		33,094
Restructuring and reorganization charges (1)	248		(5,741)
Stock-based compensation (1)	5,670		6,527
Amortization of acquired intangible assets	1,714		2,195
Loss on repurchase of convertible notes	-		3,211
Amortization of OID	888		1,658
Non-GAAP income before income taxes	30,870		40,944
Non-GAAP income tax provision (2)	(10,588)		(15,149)
Non-GAAP net income	$20,282	$0.62	$25,795	$0.77

(2)

For the quarters ended March 31, 2017 and 2016 the GAAP effective income tax rates were approximately 9% and 35%, respectively, and the non-GAAP effective income tax rates were approximately 34% and 37%, respectively.  The difference between the GAAP and non-GAAP effective income tax for the first quarter of 2017 relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017, as previously discussed above.  The net income tax benefit from this item is spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit is recorded as a discrete item in the first quarter 2017 GAAP effective income tax rate, as required by GAAP.

(3)

The outstanding diluted shares for the quarters ended March 31, 2017 and 2016 were 32.6 million 33.7 million, respectively, with the decrease primarily related to our refinancing activities for our 2010 Convertible Notes.

CSG Systems International, Inc.

May 3, 2017

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2017	2016
GAAP net income	$20,237	$21,504
GAAP income tax provision	2,113	11,590
Interest expense (4)	4,306	3,005
Amortization of OID	888	1,658
Loss on repurchase of convertible notes	-	3,211
Interest and investment income and other, net	(531)	323
GAAP operating income	27,013	41,291
Restructuring and reorganization charges (1)	248	(5,741)
Stock-based compensation (1)	5,670	6,527
Amortization of acquired intangible assets (5)	1,714	2,195
Amortization of other intangible assets (5)	5,176	3,725
Depreciation	3,315	3,516
Non-GAAP adjusted EBITDA	$43,136	$51,513
Non-GAAP adjusted EBITDA as a percentage of revenues	22%	28%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended
	March 31,
	2017	2016
Amortization of acquired intangible assets	$1,714	$2,195
Amortization of other intangible assets	5,176	3,725
Amortization of deferred financing costs	581	495
Total amortization	$7,471	$6,415

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2017	2016
Cash flows from operating activities	$29,964	$10,674
Purchases of property and equipment	(9,557)	(5,262)
Non-GAAP free cash flow	$20,407	$5,412

CSG Systems International, Inc.

May 3, 2017

Non-GAAP Financial Measures – 2017 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2017 full year financial guidance, is as follows:

2017
Guidance
GAAP operating margin	14.50%
Restructuring and reorganization charges (6)	0.00%
Stock-based compensation (7)	2.75%
Amortization of acquired intangible assets (8)	1.00%
Non-GAAP operating margin (“approximately 18%”)	18.25%

(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated $0.1 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $21 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $7 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2017 full year financial guidance is as follows (in thousands, except per share amounts):

	2017 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$63,800	$1.93	$69,100	$2.09
GAAP income tax provision (9)	28,400		30,400
GAAP income before income taxes	92,200		99,500
Restructuring and reorganization charges	100		100
Stock-based compensation	21,400		21,400
Amortization of acquired intangible assets	6,800		6,800
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	123,300		130,600
Non-GAAP income tax provision (9)	(42,200)		(44,800)
Non-GAAP net income	$81,100	$2.45	$85,800	$2.59

(9)	For 2017, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 31% and 34%, respectively.

(10)	The weighted-average diluted shares outstanding are expected to be 33.1 million.

CSG Systems International, Inc.

May 3, 2017

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2017 full year financial guidance at the mid-point (in thousands, except percentages):

2017
GAAP net income	$66,500
GAAP income tax provision	29,400
Interest expense	16,000
Amortization of OID	2,800
Interest and investment income and other, net	(2,000)
GAAP operating income	112,700
Restructuring and reorganization charges	100
Stock-based compensation	21,400
Amortization of acquired intangible assets	6,800
Amortization of other intangible assets	20,000
Depreciation	14,000
Non-GAAP adjusted EBITDA	$175,000
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2017
Cash flows from operating activities	$115,000
Purchases of property and equipment	(22,500)
Non-GAAP free cash flow	$92,500